As filed with the Securities and Exchange Commission on July 15, 2025

Registration No. 333-284443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIM ImmunoTech Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	52-0845822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2117 SW Highway 484

Ocala FL 34473

(352) 448-7797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas K. Equels
Chief Executive Officer
AIM ImmunoTech Inc.
2117 SW Highway 484
Ocala FL 34473
(352) 448-7797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Feiner, Esq. Silverman, Shin & Schneider PLLC 88 Pine Street, 22nd Floor New York, NY 10005 (646) 822-1170 Rfeiner@Silverfirm.com	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Subsequent to the filing of Amendment No. 2 to this Registration Statement, trading of the shares of common stock (the “shares”) of AIM ImmunoTech Inc. (the “Company”) on the NYSE American (the “Exchange”), was suspended, at which time the shares started trading on the OTC Pink under the symbol AIMID on April 7, 2025.

Following stockholders’ approval, on May 29, 2025, the Company’s Board of Directors authorized a reverse split of the Company’s outstanding shares, effective at midnight on June 12, 2025, on a one (1)-for one hundred (100) basis without changing the shares’ par value and with cash being issued in lieu of fractional shares resulting from the reverse split.

On June 17, 2025, the Exchange reinstated the shares for trading on the Exchange under the symbol “AIM”.

All numbers set forth in this Amendment No. 3 take into account the reverse stock split.

The base prospectus immediately follows this explanatory note.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 15, 2025

AIM ImmunoTech Inc.

Up to 1,052,631 Units, each consisting of

One Share of Common Stock or One Pre-Funded Warrant to purchase One Share of Common Stock, One Class E Warrant to purchase up to One Share of Common Stock and One Class F Warrant to purchase up to One Share of Common Stock

Up to 1,052,631 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 1,052,631 Shares of Common Stock Underlying the Class E Warrants

Up to 1,052,631 Shares of Common Stock Underlying the Class F Warrants

Up to 52,631 Placement Agent Warrants to purchase up to 52,631 Shares of Common Stock

Up to 52,631 Shares of Common Stock Underlying the Placement Agent Warrants

We are offering on a reasonable best efforts basis up to 1,052,631 units (“Units”), each consisting of one share of common stock, par value $0.001 per share, one Class E warrant (“Class E warrant”) to purchase one share of common stock and one Class F warrant (“Class F warrant,” together with the Class E warrants, the “warrants”) to purchase one share of common stock at an assumed public offering price of $9.50 per Unit for gross proceeds of approximately $10.0 million. The public offering price per Unit will be determined between us and the placement agent based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock. Therefore, the recent market price of our common stock referenced throughout this preliminary prospectus may not be indicative of the final offering price per Unit. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The common stock or Pre-Funded Warrants (as defined below) and warrants are immediately separable and will be issued separately in this offering. Each warrant will be immediately exercisable for one share of common stock at an exercise price equal to 100% of the public offering price per Unit and, in the case of Class E warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class F warrants, will expire on the 18-month anniversary of the original issuance date.

Our common stock is listed on the NYSE American (the “Exchange”) under the symbol “AIM.” The closing price of our common stock on the American on June 23, 2025 was $9.50 per share. We are not currently in compliance with the Exchange’s stockholders’ equity rule because our stockholders’ equity is less than the required minimum of $6,000,000. The Exchange accepted our plan to regain compliance (the “Plan”) which requires us to regain compliance by June 11, 2026. If we are not able to regain compliance by June 11, 2026, our common stock may be delisted from the Exchange. As of March 31, 2025, our stockholders’ equity was approximately negative $3.9 million. We must increase our stockholders’ equity to be at least $6 million to regain compliance with this rule. If we are not able to raise sufficient capital in this offering and by other means, we may be unable to regain compliance with the Exchange’s listing standards and our securities could be subject to delisting.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock), one Class E warrant and one Class F warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one business day following the commencement of sales in this offering (after the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC (the “placement agent” or “Maxim”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the Units offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” for more information regarding risks related to this offering. This offering will terminate on November [●], 2025, unless the offering is fully subscribed before that date or we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will bear all costs associated with the offering. We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

There is no established trading market for the Pre-Funded Warrants or the warrants and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants or the warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

We are a “smaller reporting company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 7 of this prospectus before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit(1)	Total
Public offering price	$	$
Placement agent fees(2)
Proceeds to us, before expenses	$	$

(1)	Assumes all Units consist of one share of common stock, one Class E warrant and one Class F warrant.
(2)

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

Delivery of the securities hereby is expected to be made on or about July [●], 2025, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus is July 15, 2025.

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Information Incorporated by Reference.” You should carefully read this prospectus, as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectus. We have not and the placement agent has not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information in this prospectus and the information incorporated by reference herein, is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys, and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys, and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2025.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus or any information incorporated by reference herein in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

All trademarks or trade names, copyrights, trade secrets and other proprietary rights that protect the content of our products referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our securities, you should read this entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus and the “Risk Factor” sections incorporated by reference herein. Unless the context otherwise requires, references in this prospectus to “AIM,” “the Company,” “we,” “us” and “our” refer to AIM ImmunoTech Inc. and our subsidiaries.

Our Business

AIM ImmunoTech Inc. and its subsidiaries are an immuno-pharma company headquartered in Ocala, Florida, and focused on the research and development of therapeutics to treat multiple types of cancers, viral diseases and immune-deficiency disorders and to treat cancers for which there are currently inadequate or unmet therapies. We have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids and natural interferon to enhance the natural antiviral defense system of the human body, and to aid the development of therapeutic products for the treatment of certain cancers and chronic diseases.

Our flagship products are Ampligen (rintatolimod) and Alferon N Injection (Interferon alfa). Ampligen is a double-stranded RNA (“dsRNA”) molecule being developed for globally important cancers, viral diseases and disorders of the immune system, with more than 100,000 intravenous doses in humans. NF-κB activation in the tumor microenvironment has been shown to increase Tregs and have the potential to enhance cancer cell proliferation. Unlike natural pathogenic dsRNAs and poly IC which activate NF-κB, Ampligen avoids significant activation of this pathway. Ampligen has not been approved by the Food and Drug Administration (the “FDA”) or marketed in the United States, but is approved for commercial sale in the Argentine Republic for the treatment of severe Chronic Fatigue Syndrome (“CFS”).

We are currently proceeding primarily in five areas:

●	Conducting clinical trials to evaluate the efficacy and safety of Ampligen for the treatment of pancreatic cancer.
●	Evaluating Ampligen across multiple cancers as a potential therapy that modifies the tumor microenvironment with the goal of increasing anti-tumor responses to checkpoint inhibitors.
●	Exploring Ampligen’s antiviral activities and potential use as a prophylactic or treatment for existing viruses, new viruses and mutated viruses thereof.
●	Evaluating Ampligen as a treatment for myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) and fatigue and/or the Post-COVID condition of fatigue.
●	Evaluating Ampligen as a vaccine adjuvant in the combination of Ampligen and AstraZeneca’s FluMist as an intranasal vaccine for influenza, including avian influenza.

We are prioritizing activities in an order related to the stage of development, with those clinical activities such as pancreatic cancer, ME/CFS and Post-COVID conditions having priority over antiviral experimentation. We intend that priority clinical work be conducted in trials authorized by the FDA or European Medicines Agency (“EMA”), which trials support a potential future new drug application (“NDA”). However, our antiviral experimentation is designed to accumulate additional preliminary data supporting the hypothesis that Ampligen is a powerful, broad-spectrum prophylaxis and early-onset therapeutic that may confer enhanced immunity and cross-protection. Accordingly, we will conduct antiviral programs in those venues most readily available and able to generate valid proof-of-concept data, including foreign venues.

We have recently announced that we have engaged Amarex Clinical Research (“Amarex”), our Clinical Research Organization, with the application and eventual management of a follow-up Investigational New Drug (“IND”) application for the study of a potential avian influenza combination therapy of our Ampligen and AstraZeneca’s FluMist, a nasal spray vaccine that helps prevent seasonal influenza. We are seeking collaborative grants from government and industry to defray the cost of the study. In addition, we recently announced that the Erasmus Medical Center Safety Committee grants approval to proceed with a Phase 2 Study of Ampligen and Imfinzi as a potential combination therapy for late-stage pancreatic cancer. Enrollment of patients in the Phase 2 portion of the study has commenced.

Recent Developments

Reverse Split

Subsequent to the filing of Amendment No. 2 to this Registration Statement, trading of our shares of Common Stock (the “shares”) on the Exchange, was suspended, at which time the shares started trading on the OTC Pink under the symbol “AIMID” on April 7, 2025.

On May 29, 2025, our Board of Directors (the “Board”) authorized a reverse split of our outstanding shares, effective at midnight on June 12, 2025, on a one (1)-for one hundred (100) basis without changing the shares’ par value and with cash being issued in lieu of fractional shares resulting from the reverse split.

On June 17, 2025, the Exchange reinstated the shares for trading on the Exchange under the symbol “AIM”.

All numbers set forth in this Amendment No. 3 take into account the reverse stock split.

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Exchange Compliance

We are not currently in compliance with the Exchange’s stockholders’ equity rule because our stockholders’ equity is less than the required minimum of $6,000,000. On February 26, 2025, the Exchange accepted our Plan to regain compliance by June 11, 2026. Accordingly, we still have until June 11, 2026 to regain compliance.

There can be no assurance that we will ultimately regain compliance with all applicable requirements for continued listing. If we do not regain compliance with the Exchange’s listing rules, then our securities will be delisted from the Exchange.

Going Concern

We have a history of operating losses since inception and expect to incur additional near-term losses. As discussed further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and the notes to our unaudited financial statements as of and for the three months ended March 31, 2025 incorporated by reference herein, these unaudited financial statements were prepared assuming we will continue as a going concern. The going concern basis of presentation assumes that we will continue in operation one year after the date these financial statements are issued and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business.

While as discussed above, we have developed the Plan which was accepted by the Exchange, given continued losses, it is likely that there is substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us. See also “Risk Factors - We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, there is a substantial doubt about our ability to continue as a going concern.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We will continue to be a smaller reporting company if either (i) the market value of our shares of common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares of common stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and the share price of our common stock may be more volatile.

Recent Funding

On June 30, 2025, we received net proceeds of $250,000 pursuant to an unsecured bridge loan (the “Note”) from Streeterville Capital LLC (“Streeterville”) of $310,000 which includes an original issue discount (“OID”) of $50,000 and Streeterville expenses of $10,000 for bridge funding, Repayment is due in 120 days. However, if we repay the Note before September 28, 2025, we can take advantage of a significant early payment discount. The Note does not bear interest unless there is a default. Proceeds from this offering may be used to take advantage of the early payment discount or to repay the Note. The Note was a short-term loan for working capital. Previously, Streeterville provided $2.5 million of cash to us in exchange for an unsecured promissory note in the amount of $3,301,250 (which includes an OID of $781,250 and $20,000 in fees) that matures in February 2026. Under the terms of the loan document for this prior funding, we are obligated to make a monthly payment of $250,000 in cash. For a number of months, Streeterville has agreed to accept payment in stock in lieu of the $250,000. Streeterville has not requested any monthly cash payments recently but can request cash payments in its discretion.

Corporate Information

Our primary executive offices are located at 2117 SW Highway 484, Ocala FL 34473 and our telephone number is (352) 448-7797. Additional information can be found on our website, https://aimimmuno.com and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available to the public on a website maintained by the SEC at www.sec.gov and on our website. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered as part of this prospectus or in deciding whether to purchase our securities. No portion of our website is incorporated by reference into this prospectus.

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THE OFFERING

Issuer:	AIM ImmunoTech Inc.

Securities offered by us:

Up to 1,052,631 Units, each Unit consisting of one share of our common stock, one Class E warrant to purchase one share of our common stock and one Class F warrant to purchase one share of our common stock. Each warrant will be immediately exercisable for one share of common stock at an exercise price equal to 100% of the public offering price per Unit, is exercisable immediately and, in the case of Class E warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class F warrants, will expire on the 18-month anniversary of the original issuance date.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one Pre-Funded Warrant to purchase one share of common stock in lieu of one share of common stock, one Class E warrant and one Class F warrant. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis.  Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants.

The Units will not be certificated or issued in stand-alone form. The shares of our common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock being offered by us:	Up to 1,052,631 shares of common stock (assuming no issuance of Pre-Funded Warrants and no exercise of the warrants issued in this offering).

Number of warrants being offered by us:	Up to 2,105,262 warrants (comprised of 1,052,631 Class E warrants and 1,052,631 Class F warrants) to purchase 1,052,631 shares of common stock per warrant.

Assumed public offering price:	$9.50 per Unit, which is the assumed public offering price.

Common stock outstanding immediately prior to this offering:	764,188 shares.

Common stock to be outstanding immediately after this offering(1):	1,816,819 shares (assuming no issuance of Pre-Funded Warrants and no exercise of the warrants issued in this offering).

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Use of proceeds:	Assuming the maximum number of Units are sold in this offering at an assumed public offering price of $9.50 per Unit and no issuance of Pre-Funded Warrants in connection with this offering, we estimate that the net proceeds from our sale of Units in this offering will be approximately $9.0 million, after deducting the placement agent fees and estimated offering expenses payable by us. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, we may not sell all or any of these securities offered pursuant to this prospectus and we may receive significantly less in net proceeds. We currently intend to use the net proceeds from this offering for working capital, to pay outstanding and future payables, to bolster our clinical programs, for manufacturing costs and to possibly take advantage of the early payment discount or to repay the Note. See “Use of Proceeds.”

Description of warrants:

Each warrant will be immediately exercisable for one share of common stock at an exercise price equal to 100% of the public offering price per Unit and will be exercisable immediately and, in the case of Class E warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class F warrants, will expire on the 18-month anniversary of the original issuance date. Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein.

Each holder of warrants will be prohibited from exercising its warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, between us and Equiniti Trust Company, LLC, as the warrant agent (the “Warrant Agent”).

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities — Warrants” in this prospectus.

Placement agent warrants:	Upon the closing of this offering, we will issue to Maxim or its designee, as the placement agent in this offering, warrants entitling it to purchase a number of shares of common stock equal to 5.0% of the Units sold in this offering at an exercise price equal to 110% of the public offering price in connection with the offering (the “placement agent warrants”). The placement agent warrants will be immediately exercisable and will expire five years after such date. This offering also relates to the offering of the shares of common stock issuable upon the exercise of the placement agent warrants.

Placement agent compensation:	Upon the closing of this offering, we will pay Maxim a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse Maxim for certain out-of-pocket expenses related to the offering. See “Plan of Distribution.”

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Reasonable best efforts offering:

We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained Maxim to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus.  The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby. See “Plan of Distribution.”

Lock-up:

We have agreed to use our best efforts to cause our officers, directors and holders of 5% of more of our common stock not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for a period of up to ninety (90) days from the close of this offering, without the prior written consent of the placement agent. See the section of this prospectus entitled “Plan of Distribution” for additional information.

Exchange trading symbol:	Our common stock currently trades on the Exchange under the symbol “AIM.” We do not intend to list the Pre-Funded Warrants or warrants offered hereunder on any stock exchange.

Transfer agent, warrant agent and registrar:	The transfer agent and registrar for our common stock and the warrant agent for the warrants is Equiniti Trust Company, LLC.

Risk factors:	The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 7 of this prospectus and the other information included elsewhere and incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Adjustment to Outstanding Warrants:	We may enter into a privately negotiated agreement with the holder of certain existing outstanding warrants to purchase up to [ ] shares of Common Stock (the “Prior Warrants”) to reduce the exercise price of such Prior Warrants to $[ ] per share, subject to the closing of this offering.

(1)	The number of shares of our common stock to be outstanding following this offering is based on 764,188 outstanding shares of common stock as of June 23, 2025, and excludes (vested and unvested):

●	1,175 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $1,753.51 per share 28,138 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $153.70 per share;

●	4,632 shares of our common stock available for issuance or future grant pursuant to our 2018 equity incentive plan.

●	3,600 shares of our common stock issuable upon exercise of outstanding options granted to our consultant, Azenova, LLC (“Azenova”) at a weighted average exercise price of $46.00 per share.
●	205,880 shares of our common stock issuable upon exercise of outstanding warrants issued to a selling stockholder in a prior offering at a weighted average exercise price of $32.55 per share.

Unless otherwise indicated, this prospectus also assumes that no Pre-Funded Warrants are issued.

6

RISK FACTORS

Investing in our common stock and warrants is highly speculative and involves a significant degree of risk. You should carefully consider the following risks and uncertainties as well as those in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024. These risk factors could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to This Offering and Ownership of Our Securities

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the Units in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to complete this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which would significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the Units offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans, potentially resulting in greater operating losses or dilution unless we are able to raise capital from alternative sources.

Investors in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $7.87 per share based on the assumed public offering price of $9.50 per Unit. Investors in this offering will pay a price per Unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering. Please note that, since the end of March 2025, there has been significant additional dilution.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering for working capital, to pay outstanding and future payables, to bolster our clinical programs, for manufacturing costs and possibly to take advantage of the early payment discount or to repay the recent Note. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, there is a substantial doubt about our ability to continue as a going concern.

The financial statements incorporated by reference herein have been prepared assuming we will continue as a going concern. Our management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern for one year from the date these financial statements were issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within our control as of the date the financial statements were issued. When substantial doubt about our ability to continue as a going concern exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates the substantial doubt. If we are unable to implement sufficient mitigation efforts, we may be forced to limit our business activities or be unable to continue as a going concern, which would have a material adverse effect on our results of operations and financial condition.

7

We are currently not in compliance with the Exchange continued listing requirements. If we are unable to regain compliance with the Exchange’s listing requirements, our securities could be delisted, which could affect our common stock market price and liquidity and reduce our ability to raise capital.

We are not currently in compliance with the Exchange’s stockholders’ equity rule because our stockholders’ equity is less than the required minimum of $6,000,000. Pursuant to the letter from the Exchange informing us of this non-compliance, we submitted a Plan to the Exchange illustrating how we can regain compliance by June 11, 2026. On February 26, 2025, the Exchange accepted our Plan to regain compliance by June 11, 2026. As of March 31, 2025, our stockholders’ equity was approximately negative $3.9 million. We must increase our stockholders’ equity to be at least $6 million to regain compliance with this rule. If we are not able to raise sufficient capital in this offering and by other means, we may be unable to regain compliance with the Exchange’s listing standards and our securities could be subject to delisting. We intend to take all reasonable measures available to regain compliance under the Exchange’s listing rules and remain listed on the Exchange.

We and holders of our securities could be materially adversely impacted if our securities are delisted from the Exchange. In particular:

●	we may be unable to raise equity capital on acceptable terms or at all;
●	the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with the Exchange and the loss of federal preemption of state securities laws;
●	holders may be unable to sell or purchase our securities when they wish to do so;
●	we may become subject to stockholder litigation;
●	we may lose the interest of institutional investors in our common stock;
●	we may lose media and analyst coverage;
●	our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and
●	we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.

If we are not able to comply with the applicable continued listing requirements or standards of the NYSE American, our common stock could be delisted from the Exchange.

Our common stock is listed on the Exchange. In order to maintain this listing, we must maintain a certain share price, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders. In addition to these objective standards, the Exchange may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the Exchange inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the Exchange’s listing requirements; (v) if an issuer’s securities sell at what the Exchange considers a “low selling price” which the exchange generally considers $0.10 per share, the Exchange may suspend trading of the common stock, until the issuer corrects this via a reverse split of shares after notification by the Exchange; or (vi) if any other event occurs or any condition exists which makes continued listing on the Exchange, in its opinion, inadvisable. There are no assurances how the market price of the common stock will be impacted in future periods as a result of the general uncertainties in the capital markets and any specific impact on our company as a result of the recent volatility in the capital markets.

In the event that our common stock is delisted from the Exchange and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the Pink Sheets or the OTC Markets. In such event, investors may face material adverse consequences, including, but not limited to, a lack of trading market for the common stock, reduced liquidity and market price of the common stock, decreased analyst coverage of the common stock, and an inability for us to obtain any additional financing to fund our operations that we may need.

If the common stock is delisted, the common stock may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a penny stock to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules impose additional sales practice requirements and burdens on broker-dealers (subject to certain exceptions) and could discourage broker-dealers from effecting transactions in our stock, further limiting the liquidity of our shares, and an investor may find it more difficult to acquire or dispose of the common stock on the secondary market.

These factors could have a material adverse effect on the trading price, liquidity, value and marketability of the common stock.

We will require additional financing which may not be available.

The development of our products requires the commitment of substantial resources to conduct the time-consuming research, pre-clinical development, and clinical trials that are necessary to bring pharmaceutical products to market. As of March 31, 2025, we had approximately $2.2 million in cash, cash equivalents and marketable securities. At present we do not generate any material revenue from our operations, and we do not anticipate doing so in the near future. We will need to obtain additional funding in the future for new studies and/or if current studies do not yield positive results, require unanticipated changes and/or additional studies.

We believe, based on our current financial condition, that we do not have adequate funds to meet our anticipated operational cash needs and fund current clinical trials. If our funds are not adequate, and we are subsequently unable to obtain additional funding, through joint venturing, sales of securities and/or otherwise, our ability to develop our products, commercially produce inventory or continue our operations may be materially adversely affected.

8

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, there is a substantial doubt about our ability to continue as a going concern.

The financial statements incorporated by reference herein have been prepared assuming we will continue as a going concern. Our management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within our control as of the date the financial statements are issued. When substantial doubt about our ability to continue as a going concern exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates the substantial doubt. If we are unable to implement sufficient mitigation efforts, we may be forced to limit our business activities or be unable to continue as a going concern, which would have a material adverse effect on our results of operations and financial condition.

We may seek to raise additional funds or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our common stock.

Any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock, which may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stock. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of our common stock, it may negatively impact the trading price of our common stock and you may lose all or part of your investment.

The warrants and the Pre-Funded Warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

The warrants and the Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $9.50 per share, prior to, in the case of Class E warrants and Class F warrants, five years or 18 months, respectively, from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the case of Pre-Funded Warrants, holders may exercise their right to acquire the common stock and pay an exercise price of $0.001 per share. The Pre-Funded Warrants do not expire. In addition, there is no established trading market for the warrants or Pre-Funded Warrants and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the warrants and Pre-Funded Warrants will be limited.

Holders of the warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the warrants or Pre-Funded Warrants acquire shares of our common stock upon exercise of the warrants or Pre-Funded Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants or Pre-Funded Warrants. Upon exercise of the warrants or Pre-Funded Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the warrants could discourage an acquisition of us by a third party.

Certain provisions of the warrants could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A possible “short squeeze” due to a sudden increase in demand of our shares of common stock that largely exceeds supply may lead to price volatility in our shares of common stock.

Following this offering, investors may purchase our shares of common stock to hedge existing exposure in our shares of common stock or to speculate on the price of our shares of common stock. Speculation on the price of our shares of common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of common stock for delivery to lenders of our shares of common stock. Those repurchases may in turn, dramatically increase the price of our shares of common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our shares of common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

9

An active, liquid and orderly trading market for our common stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

Even though our common stock is currently listed on the Exchange, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at the time you wish to sell them, at a price that is attractive to you, or at all. There could be extreme fluctuations in the price of our common stock if there are a limited number of shares in our public float.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	announcements of the results of clinical trials by us or our competitors;
●	announcements of legal actions against us and/or settlements or verdicts adverse to us;
●	adverse reactions to products;
●	governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency comments regarding the safety or effectiveness of our products, or the adequacy of the procedures, facilities or controls employed in the manufacture of our products;
●	changes in U.S. or foreign regulatory policy during the period of product development;
●	developments in patent or other proprietary rights, including any third-party challenges of our intellectual property rights;
●	announcements of technological innovations by us or our competitors;
●	announcements of new products or new contracts by us or our competitors;
●	actual or anticipated variations in our operating results due to the level of development expenses and other factors;
●	changes in financial estimates by securities analysts and whether our earnings meet or exceed the estimates;
●	conditions and trends in the pharmaceutical and other industries;
●	new accounting standards;
●	overall investment market fluctuation;
●	restatement of prior financial results;
●	Further notice of Exchange non-compliance, the Exchange’s rejection of our plan to regain compliance or our inability to effect efforts pursuant to the Plan to regain compliance, if accepted; and
●	occurrence of any of the risks described in these risk factors and the risk factors incorporated by reference herein.

In addition, broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed may result in an immediate decrease in the trading price of our common stock. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-Funded Warrants or warrants issued in connection with the offering will have on the trading price of our common stock from time to time.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the Exchange and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

10

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we will be required to pay all amounts owed to any creditors before distributing any assets to holders of our capital stock. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our capital stockholders, in which case investors could lose their entire investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In making your investment decision, you should understand that we and the placement agent have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the placement agent have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on unauthorized information in making an investment decision.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including timely delivery of shares and indemnification for breach of contract.

Our business, financial condition and operating results could be negatively affected as a result of actions by activist investors.

Activist groups have attempted to gain control of our Board over the past few years at our annual stockholder meetings.

A proxy contest and related litigation could have a material adverse effect on us for the following reasons:

●	Activist investors may attempt to effect changes in our governance and strategic direction or to acquire control over the Board or AIM. In particular, if the activist is successful in its litigation and subsequent proxy contest, it may gain control of the Board.

●	While we welcome the opinions of all stockholders, responding to proxy contests and related litigation by activist investors is likely to be costly and time-consuming, disrupt our operations, and potentially divert the attention of our Board, management team and other employees away from their regular duties and the pursuit of business opportunities to enhance stockholder value.

●	Perceived uncertainties as to our future direction as a result of potential changes to the composition of the Board may lead to the perception of a change in the strategic direction of the business, instability or lack of continuity, which may cause concern to our existing or potential strategic partners, customers, employees and stockholders; may be exploited by our competitors; may result in the loss of potential business opportunities or limit our ability to timely initiate or advance clinical trials; and may make it more difficult to attract and retain qualified personnel and business partners.

●	Proxy contests and related litigation by activist investors could cause significant fluctuations in our stock price based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business.

11

CAUTIONARY NOTE REGARDING FORWARD-LOOKING

STATEMENTS AND SUMMARY RISK FACTORS

This registration statement including reports and other things incorporated by reference and the prospectus include “forward-looking statements,” as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this registration statement and the prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this registration statement and the prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies and developments, including those identified in the “Risk Factors” section of this registration statement and prospectus, in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, could cause our future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

12

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9.0 million (assuming no issuance of Pre-Funded Warrants), after deducting placement agent fees and estimated offering expenses payable by us. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50% or 25% of the Units offered in this offering would be approximately $6.689 million, $4.364 million and $2.0 million, respectively, after deducting placement agent fees and estimated offering expenses payable by us.

A $1.00 increase (decrease) in the assumed public offering price of $9.50 per Unit, would increase (decrease) the net proceeds to us from this offering by approximately $1.00, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees.

We currently intend to use the net proceeds of this offering as follows:

●	bolster our clinical programs;
●	for manufacturing costs;
●	payment of outstanding future payables;
●	possibly taking advantage of the early payment discount or repay any remaining balance on the Streeterville Note; and
●	the remainder as working capital and for general corporate purposes.

The actual allocation of proceeds realized from this offering will depend upon our operating revenue, cash position, and our working capital requirements. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for these purposes. Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

13

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025 as follows:

●	on an actual basis; and
●

on an as adjusted basis to reflect the issuance and sale by us of 1,052,631 Units in this offering at the assumed public offering price of $9.50 per Unit (assuming no issuance of Pre-Funded Warrants), after deducting placement agent fees and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale and assuming no exercise of any outstanding warrants to purchase shares of common stock.

The information below is illustrative only. Our capitalization following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included herein incorporated by reference herein. Numbers have been adjusted to reflect the reverse split.

	As of March 31, 2025
	Unaudited,	Unaudited, As
(In thousands)	Actual	Adjusted

Cash, Cash Equivalents and Marketable securities	$2,247	$11,511

Short-term Operating Lease Liability	234	234
Short-term debt, net of discounts	1,950	2,250
Long-term debt Operating Lease Liability	338	338

Stockholders’ Equity
Common stock ($0.001 par value, 350,000,000 shares authorized, 722,900 shares outstanding as of March 31, 2025; 1,775,531 shares outstanding on an as adjusted basis)	72	72
Additional paid in capital	426,604	426,604
Accumulated Deficit	(430,533)	(430,533)
Total stockholders’ (deficit) equity	(3,857)	(3,857)
Total capitalization	$(1,335)	$(1,035)

The number of shares of our common stock outstanding set forth in the table above excludes (vested and unvested), as of March 31, 2025:

●

1,185 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $1,817 per share; and 28,141 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $154 per share;

●	4,628 shares of our common stock available for issuance or future grant pursuant to our 2018 equity incentive plan;

●	3,600 shares of our common stock issuable upon exercise of outstanding options granted to our consultant, Azenova, at a weighted average exercise price of $46.00 per share; and

●	205,880 shares of our common stock issuable upon exercise of outstanding warrants issued to a selling stockholder in a prior offering at a weighted average exercise price of $32.55 per share.

14

DILUTION

If you invest in our Units in this offering, your investment will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock that is part of the Unit and the as adjusted net tangible book value per share of our common stock after giving effect to the offering.

Our net tangible book value (deficit) as of March 31, 2025, taking into account the reverse split, was ($6,123 million), or approximately ($8.47) per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

As adjusted net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock that is part of the Unit paid by investors in the offering and the net tangible book value per share of common stock immediately after completion of the offering. After giving effect to the offering and our sale of the Units in the offering at an assumed public offering price of $9.50 per Unit, and after deduction of placement agent fees from gross proceeds raised in the offering and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been $2.89 million, or $1.63 per share of common stock. This represents an immediate increase in net tangible book value of $10.10 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $7.87 per share of common stock to investors of the offering, as illustrated in the following table, based on shares outstanding as of March 31, 2025.

The information below is illustrative only. The dilution caused by this offering will change based on the actual public offering price and other terms of this offering determined at pricing. In addition, since the end of March 31, 2025, there has been significant additional dilution which is not reflected in this section. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes incorporated by reference herein from our Quarterly Report on Form 10-Q for the period ended March 31, 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024.

Assumed offering price per share of common stock (attributing no value to warrants)		$9.50
Actual net tangible book value per share of common stock before this offering(1)	$(8.47)

Increase (decrease) in net tangible book value per share attributable to new investors(2)	$10.10
Net tangible book value per share after this offering(3)		$1.63
Immediate dilution in net tangible book value per share to new investors		$7.87

(1)	Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.
(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of March 31, 2025.
(3)	Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

Each $1.00 increase (decrease) in the assumed public offering price of $9.50 per Unit would increase (decrease) the net tangible book value per share after this offering by $1.00 per share and the dilution to new investors purchasing Units in this offering by $8.87 and ($6.87) per share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting placement agent fees and estimated offering expenses payable by us.

If we only sell 75%, 50% or 25% of the maximum offering amount, our net tangible book value per share after this offering would be $6.69 million, $4.36 million or $2.039 million, respectively, and the immediate dilution in net tangible book value per share to new investors purchasing Units in this offering would be $9.18, $10.49 or $11.80, respectively, assuming no Pre-Funded Warrants are issued and no warrants are exercised, and after deducting placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of Units that we offer in this offering, and other terms of this offering determined at the time of pricing. The foregoing discussion and table assume no issuance of Pre-Funded Warrants, which if sold, would reduce the number of Units that we are offering on a one-for-one basis. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock outstanding set forth above excludes (vested and unvested), as of March 31, 2025:

●

1,185 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $1,817 per share; and 28,141 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $154 per share;

●	4,628 shares of our common stock available for issuance or future grant pursuant to our 2018 equity incentive plan;

●	3,600 shares of our common stock issuable upon exercise of outstanding options granted to our consultant, Azenova, at a weighted average exercise price of $46.00 per share; and

●	205,880 shares of our common stock issuable upon exercise of outstanding warrants issued to a selling stockholder in a prior offering at a weighted average exercise price of $32.55 per share.

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DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and our Restated and Amended Bylaws (“Bylaws”). Copies of our Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

We have authorized 350,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value. As of June 23, 2025, there were 764,188 shares of common stock issued and outstanding~~,~~ no shares of Series A Junior Participating preferred stock issued or outstanding, and 1,175 shares of our common stock issuable upon exercise of outstanding options granted under our 2009 equity incentive plan at a weighted average exercise price of $1,753.51 per share, 28,138 shares of our common stock issuable upon exercise of outstanding options granted under our 2018 equity incentive plan at a weighted average exercise price of $153.70 per share, 205,880 shares of our common stock issuable upon exercise of outstanding warrants issued to Armistice Capital Master Fund Ltd. (“Armistice Capital”) at a weighted average exercise price of $32.55 per share, 3,600 shares of our common stock issuable upon exercise of outstanding options granted to Azenova at an exercise price of $46.00 per share. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our Board does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have no cumulative voting rights. Holders of our common stock are entitled to receive ratably dividends as may be declared by our Board out of funds legally available for that purpose, subject to any preferential dividend or other rights of any then outstanding preferred stock. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock do not have preemptive or conversion rights or other subscription rights. Upon liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that is currently outstanding or that we may designate and issue in the future.

Except as otherwise provided by law, our Charter and Bylaws, each as amended, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. In addition, except as otherwise provided by law, our Charter or our Bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Holders of Common Stock

As of the date of this prospectus, there were approximately ~ holders of record of our common stock. This number was determined from records maintained by our transfer agent and does not include beneficial owners of our securities whose securities are held in the names of various dealers and/or clearing agencies.

Dividends

We have not paid any cash dividends on our common stock in recent years. It is management’s intention not to declare or pay dividends on our common stock, but to retain earnings, if any, for the operation and expansion of our business

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Warrants

Overview. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us the Warrant Agent, and the form of Class E warrant and Class F warrant, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, the form of Class E warrant and form of Class F warrant. Each warrant will be exercisable for one share of common stock at an exercise price equal to 100% of the public offering price per Unit, subject to adjustment as discussed below, immediately following the issuance of such warrant and in the case of Class E warrants, terminating at 5:00 p.m., New York City time, on the fifth anniversary of the original issuance date, and in the case of Class F warrants, terminating at 5:00 p.m., New York City time on the 18-month anniversary of the original issuance date.

Exercisability. The warrants are exercisable at any time after their original issuance date and in the case of Class E warrants, until the fifth anniversary of the original issuance date, and in the case of Class F warrants, until the 18-month anniversary of the original issuance date. The warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form included with the warrant completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus. See “— Cashless Exercise” below.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $9.50 per share of common stock. The warrants will be immediately exercisable and may be exercised at any time up to the date that is, in the case of Class E warrants, the fifth anniversary of the original issuance date, and in the case of Class F warrants, the 18-month anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation.

Cashless Exercise. If, at any time after the issuance of the warrants, a holder of the warrants exercises the warrants but a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the warrants.

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Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, in our discretion and upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Warrant Agent; Equiniti Trust Company, LLC. The warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a “fundamental transaction,” as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its warrant at its fair value using the Black Scholes option pricing formula in the warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Pre-Funded Warrants

The terms of the Pre-Funded Warrants, if any, are identical to the terms of the warrants, except that:

●	the exercise price of the Pre-Funded Warrants is $0.001; and
●	the Pre-Funded Warrants may be exercised on a cashless basis at any time.

Placement Agent Warrants

The registration statement of which this prospectus is a part also registers for sale the placement agent warrants, as a portion of the placement agent’s compensation in connection with this offering. The placement agent warrants will be exercisable at an assumed exercise price of $10.45 per share and will expire five years after the effective date of the registration statement. Please see “Plan of Distribution — Placement Agent Warrants” for a description of the warrants we have agreed to issue to the placement agent in this offering, subject to the completion of the offering.

Preferred Stock

Holders of our Series A Junior Participating preferred stock, if and when issued, will have the right to purchase from us shares of common stock or common stock equivalents pursuant to the terms of the Third Amended and Restated Rights Agreement dated May 12, 2023.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock and the warrant agent for the warrants registered herein is Equiniti Trust Company.

Anti-Takeover Effects of Provisions of Delaware Law, Our Charter, Our Bylaws and Our Stockholders’ Rights Plan

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, our board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years before the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. Prior to entry into the Purchase Agreements with Armistice Capital (the Purchase Agreements”) our Board approved the issuance of securities to the selling stockholder under the Purchase Agreements and related documents for purposes of Section 203.

Charter and Bylaws

Our Charter and/or Bylaws provide that:

●	our Bylaws may be amended or repealed by our Board or our stockholders;

●	our Board will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of our Board and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our Board does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Stockholder Rights Plan

On November 19, 2002, our Board declared a dividend distribution of one right for each outstanding share of common stock (the “Right”) to stockholders of record at the close of business on November 29, 2002 pursuant to our rights agreement (as subsequently amended and restated, the “Rights Agreement”) between us and our rights agent. Each Right entitles the registered holder of one share of our common stock to purchase from the Company a unit consisting of one one-hundredth of a share (a “unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share at a purchase price of $4.00 per Unit, subject to adjustment. All terms not specifically defined herein have the definition set forth in the Rights Agreement. The description and terms of the Rights are set forth in the Rights Agreement. Prior to entry into the Purchase Agreements, our Board exempted the selling stockholder and its Affiliates and Associates from becoming Acquiring Persons under the rights plan created under the Rights Agreement by virtue of receiving Securities under the Purchase Agreements and related documents or under any other agreement between the Company and the selling stockholder.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing our Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Exchange Listing

Our common stock is currently listed on the Exchange under the symbol “AIM.”

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PLAN OF DISTRIBUTION

We are offering on a reasonable best efforts basis up to 1,052,631 Units, based on an assumed public offering price of $9.50 per Unit for gross proceeds of up to approximately $10.0 million before deduction of placement agent fees and offering expenses. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of July [●], 2025, we have engaged Maxim to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors who enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

The Units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of Units to be sold or minimum aggregate offering proceeds for this offering to close. We expect this offering to be completed not later than one trading day following the commencement of this offering and we will deliver all securities issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon our receipt of investor funds. Accordingly, neither we nor the placement agent has made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of securities offered hereunder.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about July [●], 2025.

Placement Agent Fees and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for certain of its out-of-pocket expenses incurred in connection with this offering, including the placement agent’s legal fees, and actual travel and reasonable out-of-pocket expenses, in an amount not to exceed $125,000 if this offering is completed.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the sale of all Units in this offering and no sale of any Pre-Funded Warrants in this offering.

	Per Unit(1)	Total
Public offering price	$	$
Placement agent fees(2)
Proceeds to us, before expenses	$	$

(1)	Assumes all Units consist of one share of common stock, one Class E warrant and one Class F warrant.
(2)

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses.

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We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $141,000, all of which are payable by us. This figure includes, among other things, the placement agent’s expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) that we have agreed to reimburse.

Placement Agent Warrants

We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase a number of our shares of common stock equal to an aggregate of 5% of the total number of Units sold in this offering, or the placement agent warrants. The placement agent warrants will have an exercise price equal to $10.45 per Unit and may be exercised on a cashless basis. The placement agent warrants are immediately exercisable and will expire five years from the commencement of sales of this offering. The placement agent warrants are not redeemable by us. We have agreed to a one-time demand registration of our shares of common stock underlying the placement agent warrants at our expense (an additional demand registration at the holders’ expense) for a period of five years from the commencement date of this offering. The placement agent warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock for a period of five-years from the commencement of sales in this offering. The placement agent warrants will provide for adjustment in the number and price of such placement agent warrants (and our shares of common stock underlying such placement agent warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Lock-Up Agreements

Our officers, directors and holders of 5% of more of our common stock have agreed for a period of 90 days after this offering is complete, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period without the prior written consent of the placement agent, subject to certain exceptions.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Securities Issuance Standstill

We have agreed that for a period of up to 90 days from the closing of this offering that neither we nor any subsidiary will, without the prior written consent of the placement agent, (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions. We have also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the securities purchase agreement in connection with this offering, for a period of up to ninety (90) days following the closing of this offering.

Tail

If there is a closing of this offering, or if our engagement agreement with the placement agent is terminated prior to closing of this offering, then if within twelve (12) months following such time, we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors with whom Maxim arranged a conference call or meeting (virtual or in person) during the term of the engagement agreement, then we will pay the placement agent upon the closing of such financing or receipt of such proceeds a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds of such transaction and additional placement agent warrants. We shall have the right to terminate this right for “cause,” for the placement agent’s material failure to provide the services contemplated in this offering, which will eliminate our obligations with respect to the payment of any fees with respect to this right.

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Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the warrants and the Pre-Funded Warrants included in the Units that we are offering, were negotiated among us, the placement agent and the investors in the offering based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants that we are offering, include our history and prospects, the market price of our common stock on the Exchange, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent or an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Other Relationships and Affiliations

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The placement agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Listing

Our common stock is traded on the Exchange under the symbol “AIM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

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Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

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Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Silverman Shin & Schneider PLLC, New York, New York, NY. Ellenoff Grossman & Schole LLP, New York, NY, is acting as counsel to the placement agent.

EXPERTS

The consolidated financial statements of AIM ImmunoTech, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC in accordance with the Exchange Act. Our reports, proxy statements and other information filed with the SEC are available free of charge to the public over the Internet at the SEC’s website at http://www.sec.gov. These documents may also be accessed on our website at www.aimimmuno.com. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K or Schedule 14A), including all filings filed pursuant to the Exchange Act after the date of the registration statement and prior to effectiveness of the registration statement, and following effectiveness of the registration statement and until the termination or completion of the offering of the securities covered by this prospectus:.

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on April 4, 2025, April 7, 2025, May 1, 2025, June 12, 2025 and June 20, 2025;

●	The description of our Common Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus including exhibits to these documents. You should direct any requests for documents to AIM ImmunoTech, Attn: Secretary, 2117 SW Highway 484, Ocala FL 34473, or via e-mail at ~@aimimmuno.com. Our phone number is (352) 448-7797. You can also may access these filings on our website at http://www.aimimmuno.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

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Up to 1,052,631 Units, each consisting of

One Share of Common Stock or One Pre-Funded Warrant to purchase One Share of Common Stock, One Class E Warrants to purchase up to One Share of Common Stock and One Class F Warrant to purchase up to One Share of Common Stock

Up to 1,052,631 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 1,052,631 Shares of Common Stock Underlying the Class E Warrants

Up to 1,052,631 Shares of Common Stock Underlying the Class F Warrants

Up to 52,631 Placement Agent Warrants to purchase up to 52,631 Shares of Common Stock

Up to 52,631 Shares of Common Stock Underlying the Placement Agent Warrants

AIM IMMUNOTECH INC.

PROSPECTUS

Sole Placement Agent

Maxim Group LLC

July 15, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$4,669.55(1)
Accountants’ fees and expenses	$25,000.00
Legal fees and expenses	$100,000.00
Miscellaneous	$31,330.45
Total expenses	$161,000.00

(1)	Previously paid.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

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Article Ninth of our Amended and Restated Certificate of Incorporation provides that we shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents. Such indemnification (other than an order by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant’s Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

The foregoing discussion of our amended and restated certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in the three years preceding the date of this registration statement.

2018 Equity Incentive Plan

During the year ended December 31, 2022, we issued a total of 8,500 options under the 2018 Equity Incentive Plan, effective September 12, 2018, which will continue in effect for a period of 10 years from its effective date.

During the year ended December 31, 2023, we issued a total of 4,000 options under the 2018 Equity Incentive Plan, effective September 12, 2018, which will continue in effect for a period of 10 years from its effective date.

During the year ended December 31, 2024, we did not issue any options under the 2018 Equity Incentive Plan.

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Employees and Directors Stock Purchase Plan (Not equity compensation)

On July 7, 2020, the Board approved a plan pursuant to which all directors, officers, and employees could purchase from the Company up to an aggregate of $500,000 worth of shares at the market price (including subsequent plans, the “Employee Stock Purchase Plan”). Pursuant to NYSE American rules, this plan was effective for a sixty-day period commencing upon the date that the NYSE American approved the Company’s Supplemental Listing Application. The Company created successive new plans following the expiration of the July 7, 2020 plan. The latest plan was approved by the Board in December 2024 and expires in March 2025.

During the fiscal year ended December 31, 2022, we issued a total of 8,687 shares of our common stock at prices ranging from $76.00 to $102.00 for a total of $80,000 under the plan.

During the fiscal year ended December 31, 2023, we issued a total of 4,192.85 shares of our common stock at prices ranging from $31.00 to $67.00 for a total of $150,500 under the plan.

During the fiscal year ended December 31, 2024, issued a total of 3,957.13 shares of our common stock at prices ranging from $18.30 and $40.50 for a total of $131,001 under the plan.

Azenova

On December 6, 2023, the Company issued to Azenova, LLC, an option to purchase up to three thousand and six hundred (3,600) shares of our common stock at a price equal to $46.00 per share. This Option was awarded pursuant to the Consulting Agreement dated October 16, 2023 between the Company and Azenova, LLC. On December 6, 2023, 1,800 options were transferred to Jeffrey Southerton and 1,800 options were transferred to Stacy J. Evans; both transfers with an exercise price of $46.00.

The offers, sales and issuances of securities described above was deemed to be exempt from registration under the Securities Act in reliance on either Section 4(a)(2) in that the issuance of securities to the accredited investors did not involve a public offering, or Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Item 16. Exhibits and Financial Statement Schedules.

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Placement Agency Agreement between AIM and Maxim*

3.1(i)	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1(i)(1) to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2024).

3.2(i)	Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (No. 001-13441) filed September 16, 2011).

3.3(i)	Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (No. 000-27072) filed June 27, 2016).

3.4(i)	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.11 to the Company’s Current report on Form 8-K (No. 001-27072) filed June 5, 2019).

3.5(i)	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.11 to the Company’s Current report on Form 8-K (No. 001-27072) filed August 23, 2019).

3.5(ii)	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1(i) to the Company’s Current report on Form 8-K (No. 001-27072) filed June 12, 2025).

3.6(i)	Certificate of Designation of Preference, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Amendment to the Company’s Registration Statement on Form S-1/A (No. 333-229051) filed February 6, 2019).

3.7(ii)	Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.1(ii) to the Company’s Current Report on Form 8-K (No. 001-27072) filed August 1, 2024).

4.1	Specimen certificate representing our Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed March 27, 2025).

4.2	Amended and Restated Rights Agreement, dated as of November 14, 2017, between the Company and American Stock Transfer & Trust Company LLC. The Amended and Restated Right Agreement includes the Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of the Right to Purchase Preferred Stock (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed November 14, 2017).

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4.3	Amended and Restated Rights Agreement, dated as of November 9, 2022, between the Company and American Stock Transfer & Trust Company LLC. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed November 14, 2022).

4.4	Amended and Restated Rights Agreement, dated as of February 9, 2023, between the Company and American Stock Transfer & Trust Company LLC. (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed February 10, 2023).

4.5	Form of Indenture filed with Form S-3 Universal Shelf Registration Statement (incorporated by reference to Exhibit 4.4 to the Company’s Form S-3 Registration Statement (No. 333- 262280) filed January 21, 2022).

4.6	Form of Warrant pursuant to August 30, 2016 Securities Purchase Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 000-270720 filed September 1, 2016).

4.7	Form of Warrant pursuant to February 1, 2017 Securities Purchase Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed February 3, 2017).

4.8	Form of Series A Warrant-June 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 000-27072) filed June 1, 2017).

4.9	Form of Series B Warrant-June 2017(incorporated by reference to Exhibit 4.2 to the Company’s Current report on Form 8-K (No. 000-27072) filed June 1, 2017).

4.10	Form of New Series A Warrant-August 2017 (incorporated by reference to Exhibit 4.1 the Company’s Current report on Form 8-K (No. 000-27072) filed August 23, 2017).

4.11	Form of New Series B Warrant-August 2017 (incorporated by reference to Exhibit 4.2 the Company’s Current report on Form 8-K (No. 000-27072) filed August 23, 2017).

4.12	Form of Warrant issued to Purchaser of facility (incorporated by reference to Exhibit 4.8 to the Company’s Annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2017).

4.13	Form of Class A Warrant- April 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed April 20, 2018).

4.14	Form of Class B Warrant- April 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed April 20, 2018).

4.15	September 28, 2018 Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed October 4, 2018).

4.16	Rights Offering Form of Non-Transferable Subscription Rights Certificate (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-1/A (No. 333-229051) filed February 6, 2019).

4.17	Rights Offering Form of Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K filed February 27, 2019 and is hereby incorporated by reference).

4.18	Rights Offering Form of Warrant Certificate (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-1/A (No. 333-229051) filed February 6, 2019).

4.19	Rights Offering Warrant Agency Agreement with American Stock Transfer & Trust (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No.001-27072) filed March 8, 2019).

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4.20	AGP Offering-Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed September 27, 2019).

4.21	AGP Offering-Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed September 27, 2019).

4.22	AGP Offering-Form of Representative’s Warrant (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-1/A (No. 333-233657) filed September 24, 2019).

4.23	March 2019 Amendment to September 28, 2018 Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed March 15, 2019).

4.24	December 5, 2019 Secured Promissory Note with Atlas Sciences, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No.001-27072) filed December 11, 2019).

4.25	Third Amended and Restated Rights Agreement, dated May 12, 2023 between AIM ImmunoTech Inc. (formerly, Hemispherx Biopharma, Inc.) and American Stock Transfer & Trust Company, LLC. (incorporated by reference to exhibit 4.6 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed May 15, 2023).

4.26	Form of Class E/F Warrant***

4.27	Form of Pre-funded Warrant***

4.28	Form of Warrant Agency Agreement between AIM and Equiniti Trust Company, LLC***

4.29	Form of Placement Agent Warrant***

5.1(i)	Opinion of Silverman Shin & Schneider PLLC***

5.1(ii)	Opinion of Silverman Shin & Schneider PLLC***

10.1	Form of Confidentiality, Invention and Non-Compete Agreement (incorporated by reference to Exhibits of the Company’s Registration Statement on Form S-1 (No. 33-93314) filed November 2, 1995).

10.2	Supply Agreement with HollisterStier Laboratories LLC dated December 5, 2005 (incorporated by reference to Exhibit 10.46 to the Company’s Annual report on Form 10-K (No. 001-13441) for the year ended December 31, 2005).

10.3	Amendment to Supply Agreement with HollisterStier Laboratories LLC dated February 25, 2010 (incorporated by reference to Exhibit 10.68 to the Company’s Annual report on Form 10-K (No. 001-13441) for the year ended December 31, 2009).

10.4	Amendment to Supply Agreement with HollisterStier Laboratories LLC executed September 9, 2011 (incorporated by reference to Exhibit 10.22 to the Company’s Annual report on Form 10-K (No. 001-13441) for the year ended December 31, 2011).

10.5	Early Access Agreement with Impatients N.V. dated August 3, 2015. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 001-13441) for the period ended September 30, 2015).**

10.6	Licensing Agreement dated April 13, 2016 with Lonza Sales AG (incorporated by reference to Exhibit 10.2 to the Company’s report Form 10-Q/A (No. 000-27072) for the period ended March 31, 2016).**

10.7	Amended and Restated Early Access Agreement with Impatients N.V. dated May 20, 2016. (incorporated by reference to Exhibit 10.1 to the Company’s report Form 8-K/A (No. 000-27072) filed May 8, 2017).**

10.8

December 13, 2016 Amendment No. 1 to Amended and Restated Early Access Agreement with Impatients N.V. (incorporated by reference to Exhibit 10.45 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

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10.9	June 28, 2017 Amendment No. 2 to Amended and Restated Early Access Agreement with Impatients N.V. (incorporated by reference to Exhibit 10.46 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.10	February 14, 2018 Amendment No. 3 to Amended and Restated Early Access Agreement with Impatients N.V. (incorporated by reference to Exhibit 10.47 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.11	March 26, 2018 Amendment No. 4 to Amended and Restated Early Access Agreement with Impatients N.V. (incorporated by reference to Exhibit 10.48 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2017).

10.12	2018 Equity Incentive Plan (filed with the Securities and Exchange Commission as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (No. 001-27072) filed on August 3, 2018).

10.13	October 9, 2018, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2018).

10.14	March 20, 2020 Amendment to 2017 Material Transfer and Research Agreement with Roswell Park Cancer Institute (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed March 26, 2020).

10.15	July 1, 2020, Material Transfer and Research Agreement with the Japanese National Institute of Infectious Diseases and Shionogi & Co., Ltd. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2020).

10.16	July 6, 2020, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2020).

10.17	August 6, 2020, Project Work Order with Amarex Clinical Research LLC. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2020).

10.18	November 10, 2020 employment agreement with Thomas K. Equels. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2020).

10.19	December 22, 2020 Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen (incorporated by reference to Exhibit 10.75 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.20	December 30, 2020 Amendment to Project Work Order with Amarex Clinical Research LLC. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.78 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.21	December 23, 2020 Amendment to Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen (incorporated by reference to Exhibit 10.79 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.22	March 24, 2021 employment agreement with Peter Rodino (incorporated by reference to Exhibit 10.80 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2020).

10.23	Material Transfer and Research agreement with Roswell Park Comprehensive Cancer Center executed on April 14, 2021 (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended March 31, 2021).

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10.24	May 12, 2021 Amendment to the Renewed Sales, Marketing, Distribution and Supply Agreement with GP Pharm. (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended March 31, 2021).

10.25	March 1, 2022 Consulting Agreement with Foresite Advisors, LLC pursuant to which Robert Dickey IV will serve as the Company’s Chief Financial Officer (Portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.78 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2021).

10.26	March 8, 2022 Change order to Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen. (incorporated by reference to Exhibit 10.82 to the Company’s Annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2021).

10.27	April 7, 2022 Project Work Order with Amarex Clinical Research LLC.to manage Phase 2 clinical trial in advanced pancreatic cancer patients (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed April 12, 2022).

10.28	June 13, 2022 Project Work Order with Amarex Clinical Research LLC. for a Randomized Double Blind, Placebo Controlled study to Evaluate the Efficacy and Safety of Ampligen in Patients with Post Covid Conditions (Portions of this Agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed June 17, 2022).

10.29	June 16, 2022 Lease agreement entered into with New Jersey Economic Development Authority for 5,210 square-foot R&D facility at the New Jersey Bioscience Center (incorporated by reference 10.1 to the Company’s Current Report on Form 8-K (No.001-27072) filed June 21, 2022).

10.30	October 5, 2022 Lease extension for Riverton office (incorporated by reference 10.4 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2022 filed November 14, 2022).

10.31	October 11, 2022 Material Transfer and Research Agreement with University of Pittsburgh (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference 10.5 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2022 filed November 14, 2022).

10.32	October 21, 2022 Material Transfer and Research Agreement with University of Pittsburgh (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference 10.6 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended September 30, 2022 filed November 14, 2022).

10.33	December 5, 2022 Master Service Agreement between Sterling Pharma Solutions Limited and AIM ImmunoTech Inc. (incorporated by reference to Exhibit 10.93 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2022).

10.34	January 13, 2023 Study Support Agreement with Erasmus University Medical Center Rotterdam (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.94 to the Company’s annual report on Form 10-K (No.001-27072) for the year ended December 31, 2022).

10.35	January 13, 2023 Co-ordination Agreement with Erasmus University Medical Center Rotterdam and AstraZeneca BV (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.95 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2022).

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10.36	March 1, 2023 Extension Agreement with Foresite Advisors LLC (incorporated by reference to Exhibit 10.96 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2022).

10.37	April 4, 2023 Unrestricted Grant Agreement with Erasmus University Medical Center (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed April 7, 2023).

10.38	April 5, 2023 Independent Contractor Service Agreement with Casper H.J van Eijck (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed April 7, 2023).

10.39	April 19, 2023 Equity Distribution Agreement with Maxim Group, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed April 19, 2023).

10.40	Material Transfer and Research Agreement, dated as of May 22, 2023, with Japanese National Institute of Infectious Disease (portions of this agreement have been redacted in compliance with Regulation S-K Item 601(b)(10)) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed May 30, 2023).

10.41	September 20, 2023 Amended and Restated Material Transfer and Research Agreement with Roswell Park Cancer Institute Corporation d/b/a Roswell Park Comprehensive Cancer Center (incorporated by reference to Exhibit 10.1 to the Company’s Current Report of Form 8-K (No. 001-27072) filed September 29, 2023).

10.42	February 16, 2024 Note Purchase Agreement with Streeterville Capital LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed February 20, 2024).

10.43	February 16, 2024 Promissory Note with Streeterville Capital LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed February 20, 2024).

10.44	Atlas Equity Purchase Agreement (incorporated by reference to Exhibit 10.104 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2023) filed April 1, 2024.

10.45	Atlas Registration Rights Agreement (incorporated by reference to Exhibit 10.104 to the Company’s annual report on Form 10-K (No. 001-27072) for the year ended December 31, 2023) filed April 1, 2024.

10.46	October 4, 2023 Lease extension for Riverton office (incorporated by reference to Exhibit 10.106 to the Company’s Registration Statement on Form S-1 (No. 333-278839) filed April 19, 2024).

10.47	March 15, 2024 Addendum 1 to Lease for Ocala office (incorporated by reference to Exhibit 10.107 to the Company’s Registration Statement on Form S-1 (No. 333-278839) filed April 19, 2024).

10.48	Form of Securities Purchase Agreement, dated as of May 31, 2024, by and among the Company and a Purchaser (incorporated by reference to exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed June 3, 2024).

10.49	August 12, 2024 Amendment to Employment Agreement for Thomas K Equels (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly report on form 10-Q (No. 001-27072) for period ended June 30, 2024).

10.50	August 12, 2024 Amendment to Employment Agreement for Peter W Rodino III (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly report on form 10-Q (No. 001-27072) for period ended June 30, 2024).

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10.51	September 11, 2024 Amendment to Employment Agreement for Thomas K Equels (incorporated by reference to Exhibit 10.1 to the Company’s Current report on Form 8-K (No. 001-27072) filed September 12, 2024).

10.52	September 11, 2024 Amendment to Employment Agreement for Peter W. Rodino III (incorporated by reference to Exhibit 10.2 to the Company’s Current report on Form 8-K (No. 001-27072) filed September 12, 2024).

10.53	September 30, 2024 Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed October 1, 2024).

10.54	September 30, 2024 Placement Agency Agreement with Maxim Group LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed October 1, 2024).

10.55	October 1, 2024 Class C Common Stock Purchase Warrant with Armistice Capital Master Fund Ltd (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed October 1, 2024).

10.56	October 1, 2024 Class D Common Stock Purchase Warrant with Armistice Capital Master Fund Ltd (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed October 1, 2024).

10.57	September 19, 2024 Lease extension for Riverton office (incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q (No. 001-27072) filed November 14, 2024).

10.58	Class A/B Common Stock Purchase Warrant with Armistice (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 011-27072) filed June 3, 2024).

10.59	Class C Common Stock purchase warrant with Armistice (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-27072) filed on October 1, 2024).

10.60	Class D Common Stock Purchase Warrant with Armistice incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (No. 001-27072) filed on October 1, 2024).

10.61	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.119 to the Company’s Registration Statement on Form S-1/A, Amendment No. 1 (No. 333-0284443) filed February 3, 2025).*

10.62	May 13, 2025 Forbearance Agreement with Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly report on Form 10-Q (No. 001-27072) for the period ended March 31, 2025 filed May 15, 2025).

10.63	Form of Securities Purchase Agreement between Investor and AIM in this offering*

23.1	Consent of BDO USA, P.C.***

24	Power of Attorney (contained in the signature page of the initial filing of this registration statement)

107.1	Calculation of Filing Fee Table*

* Previously filed.

** Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

*** Filed herewith.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, Florida, on the 15th day of July, 2025.

AIM IMMUNOTECH INC.

By:	/s/ Thomas K Equels
Name	Thomas K. Equels
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No 3 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date

/s/ Thomas K. Equels
Thomas K, Equels	Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2025

*
Robert Dickey IV	Chief Financial Officer (Principal Financial Officer)	July 15, 2025

*
Nancy K. Bryan	Director	July 15, 2025

*
Ted D. Kellner	Director	July 15, 2025

*
David Chemerow	Director	July 15, 2025

*
William M. Mitchell, M.D. Ph.D.	Director (Chairman)	July 15, 2025

* By:	/s/Thomas K. Equels
Thomas K. Equels
Attorney-in-fact

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